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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                Year Ended December 31,
                                         ---------------------------------------
                                           2005          2004            2003
                                         --------      --------        ---------
                                         (In thousands except per share amounts.)
Basic Earnings per Share
Average shares outstanding                 78,266        76,958           77,696
                                         ========      ========        =========
Income available to common shareholders  $115,199      $110,620        $ 131,134
                                         ========      ========        =========
Basic Earnings per Share                 $   1.47      $   1.44        $    1.69
                                         ========      ========        =========
Diluted Earnings per Share
Average common shares outstanding          78,266        76,958           77,696
Effect of dilutive stock options              331           420              468
                                         --------      --------        ---------

Average diluted shares outstanding         78,597        77,378           78,164
                                         ========      ========        =========
Income available to common shareholders  $115,199      $110,620        $ 131,134
                                         ========      ========        =========
Diluted Earnings per Share               $   1.47      $   1.43        $    1.68
                                         ========      ========        =========
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